UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: August 16, 2017
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Agilysys, Inc. was held on August 16, 2017. The following matters were voted on.

1.    Seven Directors were elected to serve one-year terms expiring at the 2018 Annual Meeting of Shareholders. The vote results for Proposal 1 were as follows:

	For	Withheld	Broker Non-Votes
Donald Colvin	17,801,950	118,523	4,099,677
Melvin Keating	17,647,252	273,221	4,099,677
Keith Kolerus	17,790,398	130,075	4,099,677
Jerry Jones	17,797,629	122,844	4,099,677
Michael A. Kaufman	17,254,213	666,261	4,099,677
John Mutch	17,800,754	119,720	4,099,677
Ramesh Srinivasan	17,786,900	133,573	4,099,677

2.	The Company’s executive compensation for its named executive officers was approved. The vote results for Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
17,645,439	241,904	33,130	4,099,677

3.    The appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018, was ratified. The vote results for Proposal 3 were as follows:

For	Against	Abstain
21,969,973	9,950	40,227

4.    A one-year (annual) frequency was selected as the frequency for future advisory votes on executive compensation. The vote results for Proposal 4 were as follows:

One-year	Two-years	Three-years	Abstain	Broker Non-Votes
8,106,529	4,904	6,618,095	21,134	4,757,713

No proposal to adjourn or postpone the Annual Meeting was brought to vote, and no other business was brought before the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: August 18, 2017